Exhibit 99.1

800 Boylston Street

Boston, MA 02199

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Michael Walsh	Marilynn Meek – General Information
Senior Vice President, Finance	(212) 827-3773
(617) 236-3410

Arista Joyner
Investor Relations Manager
(617) 236-3343

BOSTON PROPERTIES ANNOUNCES PRICING OF

$650 MILLION OF EXCHANGEABLE SENIOR NOTES

BOSTON, MA, August 13, 2008 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust (the “Company”), announced today that Boston Properties Limited Partnership, a Delaware limited partnership and the Company’s subsidiary (“BPLP”), has priced its offering of $650 million aggregate principal amount of exchangeable senior notes due 2014 with a coupon of 3.625%. The maturity date of these notes is February 15, 2014. The aggregate net proceeds from this offering, after the initial purchasers’ discounts and expenses (which expenses do not include the cost of the capped call transaction described below), are estimated to be approximately $636.1 million. An additional $97.5 million aggregate principal amount of notes may be issued, at the option of the initial purchasers, to cover over-allotments, within 30 days.

Boston Properties intends to use the net proceeds from the sale of the notes, after deducting the initial purchasers’ discounts and estimated expenses related to the offering, to pay the cost of the capped call transaction described below and for the repayment of debt, real estate development opportunities, real estate asset acquisitions and other real estate investment opportunities. Pending the uses described above, Boston Properties intends to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

Upon the occurrence of specified events, holders of the notes may exchange their notes prior to the close of business on the scheduled trading day immediately preceding January 1, 2014 into cash and, at BPLP’s option, shares of the Company’s common stock at an initial exchange rate of 8.5051 shares per $1,000 principal amount of notes. The initial exchange price of approximately $117.58 per share of the Company’s common stock represents an approximate 20% premium to today’s closing price of the Company’s common stock of $97.98 per share. On and after January 1, 2014, the notes will be exchangeable at any time prior to the second scheduled trading day immediately preceding the maturity date at the option of the holder at the applicable exchange rate. The initial exchange rate is subject to adjustment in certain circumstances.

BPLP may redeem the notes at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest at any time prior to maturity to the extent necessary to preserve Boston Properties, Inc.’s status as a real estate investment trust. The notes are not otherwise redeemable by BPLP at its election.

Note holders may require BPLP to repurchase the notes for cash at any time prior to their maturity upon a fundamental change at a price equal to 100% of the principal amount of the notes being repurchased plus any accrued and unpaid interest up to, but excluding, the repurchase date.

The notes will be sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933. The notes and the common stock issuable upon exchange of the notes have not been registered under the Securities Act of 1933, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state laws. This release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

In connection with the offering of the notes, BPLP has entered into a capped call transaction with affiliates of certain initial purchasers of the notes (the “option counterparties”) in order to increase the effective exchange price of the notes to $137.17 per share of the Company’s common stock, which represents an approximate 40% premium to today’s closing price of the Company’s common stock of $97.98 per share. The cost of the capped call transaction was approximately $38.6 million. The capped call transaction is expected to reduce the potential dilution upon exchange of the notes in the event that the market value per share of the Company’s common stock, as measured under the terms of the capped call transaction, at the time of settlement is greater than the strike price of the capped call transaction, which will correspond to the initial exchange price of the notes. If, however, the market value per share of the Company’s common stock exceeds the cap price of the capped call transaction, as measured under the terms of the capped call transaction, the dilution mitigation under the capped call transaction will be limited, which means that there would be dilution to the extent that the then market value per share of the Company’s common stock exceeds the cap price of the capped call transaction. If the initial purchasers of the notes exercise their option to purchase additional notes, BPLP expects to use a portion of the proceeds from the sale of such notes to increase the notional size of the capped call transaction.

In connection with hedging the capped call transaction, the option counterparties or their affiliates have entered into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes. These activities could have the effect of increasing or preventing a decline in the price of the Company’s common stock concurrently with or shortly after the pricing of the notes. In addition, the option counterparties or their affiliates may from time to time following the pricing of the notes enter into or unwind various derivatives and/or purchase or sell the Company’s common stock in secondary market transactions. These activities could have the effect of decreasing the price of the Company’s common stock and adversely affect the price of the notes during any observation period related to an exchange of notes.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio consisting primarily of Class A office properties and one hotel. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five select markets—Boston, Midtown Manhattan, Washington, D.C., San Francisco, and Princeton, N.J.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability of our joint venture partners to satisfy their obligations, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

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